                                                                     EXHIBIT 4.6

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement"), dated as of April 6, 2004 (this "Agreement"), is entered into by and among Westport Resources Corporation, a Nevada corporation (the "Company"), Westport Energy LLC, a Delaware limited liability company ("WELLC"), EQT Investments, LLC, a Delaware limited liability company and successor-in-interest to ERI Investments, Inc. ("EQT"), Medicor Foundation, a Liechtenstein foundation formed pursuant to the Liechtenstein Persons and Companies Act ("Medicor"), and the persons and entities named on Exhibit A attached hereto (collectively, the "Belfer Group"). WELLC, EQT, Medicor and each member of the Belfer Group may be referred to herein individually as a "Stockholder Party" and collectively as the "Stockholder Parties".

                             PRELIMINARY STATEMENTS

         The Company and the Stockholder Parties are parties to (i) that certain Termination and Voting Agreement (the "Old Voting Agreement") and (ii) that certain Registration Rights Agreement (the "Old Registration Rights Agreement"), each dated as of October 1, 2003 and attached as Exhibit B and Exhibit C hereto, respectively.

         Kerr-McGee Corporation, a Delaware corporation ("Parent"), Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

         In connection with the Merger Agreement and the transactions contemplated thereby, Parent, certain of the Stockholder Parties and one or more other individuals are entering into one or more Voting Agreements, each dated as of the date hereof (as each may be amended or supplemented from time to time, the "New Voting Agreements"), pursuant to which, upon the terms and subject to the conditions thereof, each Stockholder Party and each such other individual agrees, among other things, to vote (or cause to be voted) their respective shares of the common stock of the Company in favor of the Merger and the adoption of the Merger Agreement.

         In connection with the Merger Agreement and the transactions contemplated thereby, Parent, EQT, WELLC and Medicor propose to enter into a Registration Rights Agreement, dated as of the date hereof (as it may be amended or supplemented from time to time, the "New Registration Rights Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Parent will grant certain registration rights to the other parties thereto with respect to such parties' respective shares of Parent common stock to be received in connection with the Merger.

         As a condition to its willingness to enter into the Merger Agreement and the New Registration Rights Agreement, Parent has required that the Company and each Stockholder Party agree, and such parties are willing to agree, to the matters set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                            TERMINATION OF AGREEMENTS

         Section 1.1       Termination of the Old Voting Agreement. Subject to
Section 1.3 hereof, effective as of the Effective Time (as such term is defined in the Merger Agreement), the Old Voting Agreement shall terminate in its entirety and shall be of no further force or effect.

         Section 1.2 Termination of the Old Registration Rights Agreement. Subject to Section 1.3 hereof, effective as of the Effective Time (as such term is defined in the Merger Agreement), the Old Registration Rights Agreement shall terminate in its entirety and shall be of no further force or effect.

         Section 1.3. Effectiveness of this Agreement. In the event the Merger Agreement is terminated for any reason, this Agreement shall be null and void and of no further force or effect, and the Old Voting Agreement and the Old Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms.


                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

         Section 2.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  If to the Belfer Group:

                           Robert A. Belfer
                           767 Fifth Avenue, 46th Floor
                           New York, New York 10153
                           Fax Number:  (212) 644-2396
                           Phone Number: (212) 644-2200

                  With a copy to:

                           Laurence D. Belfer
                           767 Fifth Avenue, 46th Floor
                           New York, New York 10153
                           Fax Number:  (212) 644-2396
                           Phone Number: (212) 644-0561

                  If to the Company:

                           Donald D. Wolf
                           Chairman and Chief Executive Officer
                           1670 Broadway, Suite 2800
                           Denver, CO.  80202
                           Fax Number:  (303) 573-5609
                           Phone Number:  (303) 573-5404

                  With a copy to:

                           Akin Gump Strauss Hauer & Feld LLP
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas  75201-4675
                           Attention:  Michael E. Dillard, P.C.
                           Fax Number:  (214) 969-4343
                           Phone Number:  (214)  969-2800

                  If to Medicor:

                           Medicor Foundation
                           Landstrasse 11
                           Postfach 130
                           9495 Triesen
                           Liechtenstein
                           Attention:  Anton M. Lotzer
                           Fax Number:  (423) 233-3934
                           Phone Number:  (423) 239-6050

                  With a copy to:

                           Richard M. Petkun
                           Greenberg Traurig, LLP
                           1200 17th Street, Suite 2400
                           Denver, CO  80202
                           Telephone:  (303) 572-6500
                           Telecopy:  (303) 572-6540

                  And to:

                           Michael Russell
                           Dr. Richard J. Haas Partners
                           Dukes Court
                           32 Duke Street, St. James's
                           London, SW1Y 6DF
                           Fax Number:  020.7.321.5242
                           Phone Number:  020.7.321.5200

                  If to WELLC:

                           Westport Energy LLC
                           c/o Westport Investments Limited
                           Lyford Manor
                           Lyford Cay
                           P.O. Box N-7776
                           Nassau, Bahamas
                           Fax Number:  (242) 362-5788

                  With a copy to:

                           Richard M. Petkun
                           Greenberg Traurig, LLP
                           1200 17th Street, Suite 2400
                           Denver, CO  80202
                           Telephone:  (303) 572-6500
                           Telecopy:  (303) 572-6540

                  And to:

                           Michael Russell
                           Dr. Richard J. Haas Partners
                           Dukes Court
                           32 Duke Street, St. James's
                           London, SW1Y 6DF
                           Fax Number:  020.7.321.5242
                           Phone Number:  020.7.321.5200

                  If to EQT Investments, LLC:

                           EQT Investments, LLC
                           801 West Street, 2nd Floor
                           Wilmington, DE 19801-1545
                           Attention: Treasurer
                           Telephone: (302) 656-5590
                           Telecopy: (302) 428-1410

                  With a copy to:

                           Johanna G. O'Loughlin
                           Vice President, General Counsel and Secretary Equitable Resources, Inc.
                           One Oxford Centre, Suite 3300
                           Pittsburgh, PA 15219
                           Telephone: (412) 553-7760
                           Telecopy: (412) 553-5970

                  And to:

                           Stephen W. Johnson, Esquire
                           Reed Smith LLP
                           435 Sixth Avenue
                           Pittsburgh, PA 15219-1886
                           Telephone: (412) 288-3131
                           Telecopy: (412) 288-3063

         Section 2.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 2.3 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

         Section 2.4 Parties in Interest; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, beneficiaries, executors, successors, representatives and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided, that any Stockholder Party may, by giving notice to the Company, assign its rights and obligations hereunder in connection with the sale, transfer or assignment of all but not less than all of the Common Stock it holds to a person (including a corporation, limited liability company, limited partnership or other entity) which controls, is controlled by or is under common control with such Stockholder Party.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement and caused the same to be duly delivered on their behalf to be effective as of the date first written above.

                            WESTPORT RESOURCES CORPORATION


                            By: /s/ Donald D. Wolf
                               -------------------------------------------------
                            Name:   Donald D. Wolf
                                 -----------------------------------------------
                            Title:  Chief Executive Officer
                                   ---------------------------------------------



                            WESTPORT ENERGY LLC

                              By: WESTPORT INVESTMENTS LIMITED, its
                              Managing Member

                                 By: /s/ Robert A. Haas
                                    --------------------------------------------
                                 Name:   Robert A. Haas
                                      ------------------------------------------
                                 Title:  Director
                                        ----------------------------------------



                            EQT INVESTMENTS, LLC


                            By: /s/ Kenneth J. Kubacki
                               -------------------------------------------------
                            Name:   Kenneth J. Kubacki
                                 -----------------------------------------------
                            Title:  Vice President
                                   ---------------------------------------------



                            MEDICOR FOUNDATION


                            By: /s/ Anton M. Lotzer
                               -------------------------------------------------
                            Name:   Anton M. Lotzer
                                 -----------------------------------------------
                            Title:  CEO
                                  ----------------------------------------------


                            By: /s/ Albin A. Johann
                               -------------------------------------------------
                            Name:   Albin A. Johann
                                 -----------------------------------------------
                            Title:  Secretary
                                  ----------------------------------------------


                              /s/ Robert A. Belfer
                            ----------------------------------------------------
                            Robert A. Belfer, individually

                            THE ROBERT A. AND RENEE E. BELFER
                            FAMILY FOUNDATION


                            By: /s/ Robert A. Belfer
                               -------------------------------------------------
                            Name:   Robert A. Belfer
                            Title:  Trustee and Donor


                            BELFER CORP.


                            By: /s/ Robert A. Belfer
                              --------------------------------------------------
                            Name:   Robert A. Belfer
                            Title:  President


                            RENEE HOLDINGS PARTNERSHIP, L.P.


                            By: /s/ Robert A. Belfer
                               -------------------------------------------------
                            Name:   Robert A. Belfer
                            Title:  General Partner


                            LDB CORP.


                            By: /s/ Laurence D. Belfer
                               -------------------------------------------------
                            Name:   Laurence D. Belfer
                            Title:  President


                            ROBERT A. BELFER 1990 FAMILY TRUST


                            By: /s/ Laurence D. Belfer
                               -------------------------------------------------
                            Name:   Laurence D. Belfer
                            Title:  Trustee

                            VANTZ LIMITED PARTNERSHIP

                            By:     VANTZ LLC,
                                    its General Partner

                                    By:  /s/ Laurence D.  Belfer
                                       ----------------------------------------
                                    Name:    Laurence D. Belfer
                                    Title:   Managing Member


                            LDB TWO CORP.


                            By: /s/ Laurence D. Belfer
                               -------------------------------------------------
                            Name:   Laurence D. Belfer
                            Title:  President


                            BELFER TWO CORP.


                            By: /s/ Robert A. Belfer
                               -------------------------------------------------
                             Name:  Robert A. Belfer
                            Title:  President


                            LIZ PARTNERS, L.P.

                            By:     LIZ ASSOCIATES LLC,
                                    its General Partner

                                    By: /s/ Robert A. Belfer
                                       ----------------------------------------
                                    Name:   Robert A. Belfer
                                    Title:  Managing Member

                                    EXHIBIT A

                                THE BELFER GROUP


Robert A. Belfer

The Robert A. and Renee E. Belfer Family Foundation

Belfer Corp.

Renee Holdings Partnership, L.P.

LDB Corp.

Robert A. Belfer 1990 Family Trust

Vantz Limited Partnership

LDB Two Corp.

Belfer Two Corp.

Liz Partners, L.P.

                                    EXHIBIT B

                        TERMINATION AND VOTING AGREEMENT

                                   [Attached]

                                    EXHIBIT C

                        OLD REGISTRATION RIGHTS AGREEMENT

                                   [Attached]